Exhibit 4.12

INSMED INCORPORATED,

as Issuer

AND

[•],

as Trustee

INDENTURE

Dated as of [•]

SUBORDINATED DEBT SECURITIES

i

Cross Reference Table*

Section of Trust Indenture Act of 1939, as amended	Section of Indenture

310(a)	7.09
310(b)	7.08
7.10
310(c)	Inapplicable
311(a)	7.13
311(b)	7.13
311(c)	Inapplicable
312(a)	5.01
5.02(a)
312(b)	5.02(b)
312(c)	5.02(b)
313(a)	5.04(a)
313(b)	5.04(b)
313(c)	5.04(b)
5.04(c)
313(d)	5.04(c)
314(a)	5.03
314(b)	Inapplicable
314(c)	13.06
314(d)	Inapplicable
314(e)	13.06
314(f)	Inapplicable
315(a)	7.01
315(b)	6.01(c)
315(c)	7.01(a)
315(d)	7.01(b)
315(e)	6.07
316(a)	6.06, 8.04
316(b)	6.04
316(c)	8.01
317(a)	6.02
317(b)	4.03
318(a)	13.08

*                             This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

THIS INDENTURE is dated as of [•] among INSMED INCORPORATED, a Virginia corporation (the “Company”) and [•] (the “Trustee”).

RECITALS

A.            This Indenture provides for the issuance of subordinated debt securities (the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series, to be authenticated by the certificate of the Trustee, and for guarantees of the Securities.

B.            This Indenture is subject to the provisions of the Trust Indenture Act (as defined below) that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

C.            All things necessary to make this Indenture a legal, valid and binding agreement, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities:

ARTICLE I.

DEFINITIONS

Section 1.01                             Definitions of Terms.

The terms defined in this Section 1.01 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01 and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference in the Trust Indenture Act defined in the Securities Act of 1933, as amended (the “Securities Act”) (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this instrument.  All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation.

“144A Global Security”, with respect to any series of Securities, means one or more Global Securities bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series sold in global form in reliance on Rule 144A.

“Affiliate”, with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures”, with respect to any transfer or exchange of or for beneficial interests in any Global Security for a series of Securities, means the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Authenticating Agent” means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.10.

“Authentication Order” has the meaning set forth in Section 2.04.

“Board of Directors” means the Board of Directors of the Company or a Guarantor, as applicable, or any duly authorized committee of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as applicable, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

“Business Day”, with respect to any series of Securities, means any day other than Saturday, Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York, or in the city where the office or agency for payment on the Securities is maintained pursuant to Section 4.02, are authorized or obligated by law, executive order or regulation to close.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Clearstream” means Clearstream Banking S.A., or its successors.

“Commission” means the Securities and Exchange Commission.

“Company” means Insmed Incorporated until a successor entity shall have become such pursuant to Article X, and thereafter “Company” shall mean such successor entity.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at [•], [•], [•], Attention: [•], or such other address as the Trustee may designate from time to time by notice to the Securityholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Securityholders and the Company).

“Currency” means Dollars or Foreign Currency.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.03.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof and issued in accordance with Section 2.05.

“Depositary”, with respect to Securities of any series which the Company shall determine will be issued in whole or in part as a Global Security, means The Depository Trust Company (“DTC”), New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Designated Currency” has the meaning set forth in Section 2.15.

“Distribution Compliance Period” means the restricted period as defined in Rule 903(b)(3) under the Securities Act.

“Dollar” or “$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Dollar Equivalent” means, with respect to any monetary amount in a Foreign Currency, at any time for the determination thereof, the amount of Dollars obtained by converting such Foreign Currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable Foreign Currency as quoted by [•] (unless another comparable financial institution is designated by the Company) in New York, New York, at approximately 11:00 a.m. (New York time) on the date two business days prior to such determination.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

“Event of Default”, with respect to Securities of a particular series, means any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency, currency unit or composite currency, including the euro, issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

“Global Security”, with respect to any series of Securities, means a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Guarantee” with respect to Securities of any series which the Company shall determine will be guaranteed by another Person, means the unconditional guarantee by a Guarantor, as defined below, subordinated in right of payment to senior indebtedness of a Guarantor to the extent provided in Section 15.04, of the due and punctual payment of principal of and interest on the Securities of such series when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise in accordance with the terms of the Securities of such series and a Board Resolution or supplemental indenture to this Indenture providing for the issuance of the Securities of such series.

“Guarantor” shall mean any Person providing a Guarantee of the Securities of any series pursuant to Article XIV.

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“including” means including without limitation.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Interest Payment Date,” when used with respect to any installment of interest on a Security of a particular series, means the date specified herein, in such Security or in a Board Resolution or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Officer” means any managing director, the chairman or any vice chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Company or a Guarantor, as the case may be.

“Officer’s Certificate” means a certificate, signed by any managing director or by the chairman or any vice chairman of the Board of Directors, or the chief executive officer, president, chief financial officer or vice president or the secretary or any assistant secretary or the treasurer or any assistant treasurer of the Company or a Guarantor, as the case may be, that is delivered to the Trustee in accordance with the terms hereof.  Each such certificate shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion in writing of legal counsel, who may be an Officer or employee of or counsel for the Company or a Guarantor, as applicable, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 13.06, if and to the extent required by the provisions thereof.

“Original Issue Discount Security” means a Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding”, when used with reference to Securities of any series, subject to the provisions of Section 8.04, means, as of any particular time, all Securities of such series authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Securities, or portions thereof, for the payment or redemption of which funds in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent other than the Company, or, if the Company shall act as its own paying agent, shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities, provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)                                  Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07, except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company.

In determining whether the holders of the requisite principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 and the principal amount of a Security denominated in one or more currencies that shall be deemed to be Outstanding for such purposes shall be based on the Dollar Equivalent, on the date of original issuance of such Security, of the principal amount of such Security.

“Participant”, with respect to the Depositary, Euroclear or Clearstream, means a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Periodic Offering” means an offering of Securities of a series from time to time, during which any or all of the specific terms of the Securities, including the rate or rates of interest, if any, thereon, the maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities in accordance with the terms of the relevant Supplemental Indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security.  For the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Private Placement Legend” means the legend set forth in Section 2.02(b) to be placed on all Restricted Securities issued under this Indenture or pursuant to a Board Resolution or an indenture supplemental hereto with respect to a series of Securities, except where specifically stated otherwise by the provisions of this Indenture, such Board Resolution or such supplemental indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S Global Security” means, with respect to any series of Securities, a Regulation S Temporary Global Security of such series, if required by Rule 903 of Regulation S, or a Regulation S Permanent Global Security of such series, as the case may be.

“Regulation S Permanent Global Security”, with respect to any series of Securities, means one or more permanent Global Securities bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series initially sold or, if required by Rule 903 of Regulation S, of the Regulation S Temporary Global Security of such series upon expiration of the Distribution Compliance Period with respect to such series, as the case may be.

“Regulation S Temporary Global Security”, with respect to any series of Securities, means one or more temporary Global Securities, bearing the Private Placement Legend and the Regulation S Temporary Global Security Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Securities of such series initially sold, if required by Rule 903 of Regulation S.

“Regulation S Temporary Global Security Legend” means the legend set forth in Section 2.02(d), which is required to be placed on all Regulation S Temporary Global Securities issued under this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Responsible Officer” means, when used with respect to the Trustee,  any vice president, any trust officer, any assistant trust officer, any assistant vice president, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Security”, with respect to any series of Securities, means one or more Definitive Securities of such series bearing the Private Placement Legend issued under this Indenture.

“Restricted Global Security”, with respect to any series of Securities, means one or more Global Securities of such series bearing the Private Placement Legend, issued under this Indenture.

“Restricted Security”, with respect to any series of Securities, means a Security of such series, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Securities” means the securities authenticated and delivered under this Indenture.

“Securityholder,” “Holder,” “holder of Securities,” “registered holder,” or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Security Register” has the meaning set forth in Section 2.05(a).

“Security Registrar” has the meaning set forth in Section 2.05(a).

“Stated Maturity”, with respect to any Security, means the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred.

“Subsidiary”, with respect to any Person, means any other Person of which at least a majority of the outstanding Voting Stock at the time is owned or controlled directly or indirectly by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trustee” means [•] and, subject to the provisions of Article VII, shall include its successors and assigns. The term “Trustee” as used with respect to a particular series of the Securities shall mean the Trustee with respect to that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect at the date of execution of this instrument subject to the provisions of Sections 9.01, 9.02, and 10.01.

“Unrestricted Definitive Security”, with respect to any series of Securities, means one or more Definitive Securities representing such series of Securities that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Security”, with respect to any series of Securities, means one or more permanent Global Securities representing such series of Securities that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Securities”, with respect to any series of Securities, means a Security (i) effectively registered under the Securities Act and disposed of in accordance with a registration statement with respect to such series or (ii) distributed to the public pursuant to Rule 144 under the Securities Act or any similar provision then in force.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

ARTICLE II.

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND
EXCHANGE OF SECURITIES

Section 2.01                             Designation and Terms of Securities.

(a)                                 The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution of the Company or pursuant to one or more indentures supplemental hereto.  Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution of the Company, and set forth in an Officer’s

Certificate of the Company, or established in one or more indentures supplemental hereto, with respect to the Securities of the series:

(1)                                 the title of the Security of the series, which shall distinguish the Securities of the series from all other Securities;

(2)                                 any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other Securities of that series;

(3)                                 the date or dates on which the principal and premium, if any, of the Securities of the series is payable;

(4)                                 the rate or rates, which may be fixed or variable, at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

(5)                                 the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

(6)                                 any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in this Indenture;

(7)                                 the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

(8)                                 the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(9)                                 the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10)                          the form of the Securities of the series including the form of the Trustee’s certificate of authentication for such series;

(11)                          if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the Securities of the series shall be issuable;

(12)                          the Currency or Currencies in which payment of the principal of,

premium, if any, and interest on, Securities of the series shall be payable;

(13)                          if the Securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

(14)                          if the principal amount payable at the Stated Maturity of Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof pursuant to Section 6.01 or upon any maturity other than the Stated Maturity or that will be deemed to be Outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

(15)                          the terms of any repurchase or remarketing rights;

(16)                          if the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the type of Global Security to be issued; the terms and conditions, if different from those contained in this Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities in definitive registered form; the Depositary for such Global Security or Securities; and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legends referred to in Section 2.02;

(17)                          whether the Securities of the series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

(18)                          any additional restrictive covenants or Events of Default that will apply to the Securities of the series, or any changes to the restrictive covenants set forth in Article IV or the Events of Default set forth in Section 6.01 that will apply to the Securities of the series, which may consist of establishing different terms or provisions from those set forth in Article IV or Section 6.01 or eliminating any such restrictive covenant or Event of Default with respect to the Securities of the series;

(19)                          any provisions granting special rights to holders when a specified event occurs;

(20)                          if the amount of principal of or any premium or interest on Securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(21)                          any special tax implications of the Securities, including provisions for original issue discount securities, if offered;

(22)                          whether and upon what terms Securities of a series may be defeased if different from the provisions set forth in this Indenture;

(23)                          with regard to the Securities of any series that do not bear interest, the dates for certain required reports to the Trustee;

(24)                          whether the Securities of the series will be issued as Unrestricted Securities or Restricted Securities, and, if issued as Restricted Securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

(25)                          whether the Securities of the series shall be issued with Guarantees and, if so, the identity of the Guarantor and the terms, if any, of any Guarantee of the payment of principal and interest, if any, with respect to Securities of the series and any corresponding changes to the provisions of this Indenture as then in effect;

(26)                          the subordination terms of the Securities of the series and of any related Guarantees; and

(27)                          any and all additional, eliminated or changed terms that shall apply to the Securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of Securities of that series.

(b)                                 All Securities of any one series shall be substantially identical except that Securities of any particular series may be issued at various times, in different denominations, with different currency of payments due thereunder, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates from which such interest may accrue or on which such interest may be payable, and with different redemption dates, and except as may otherwise be provided in or pursuant to any such Board Resolution or in any supplemental indenture.  If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company setting forth the terms of the series.  The terms of the Securities of any series may provide that such Securities shall be authenticated and delivered by the Trustee upon original issuance from time to time upon written order of persons designated in such Board Resolution or supplemental indenture and that such persons are authorized to determine, consistent with such Board Resolution or supplemental indenture, such terms and conditions of the Securities of such series.

Section 2.02                             Form of Securities and Trustee’s Certificate.

(a)                                 The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor set forth in an indenture supplemental hereto or as provided in a Board Resolution of the Company and as set forth in an Officer’s Certificate of the Company and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this

Indenture, any Board Resolution or any indenture supplemental hereto, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

(b)                                 Each Restricted Security (and all Restricted Securities issued in exchange therefor or substitution thereof) shall bear a Private Placement Legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(c)                                  To the extent required by the Depositary for particular series of Securities, each Global Security of such series shall bear legends in substantially the following forms:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY

MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”

(d)                                 To the extent required by the Depositary, each Regulation S Temporary Global Security shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE HOLDER OF BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY SECURITY SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS SECURITY. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS SECURITY.”

Section 2.03                             Denominations; Provisions for Payment.

The Securities shall be issuable as registered Securities and in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof, subject to Section 2.01(a)(11). The Securities of a particular series shall bear interest payable on the dates and at the rate specified as provided in Section 2.01 with respect to that series. The principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in Dollars except as otherwise specified pursuant to Section 2.01(a)(12), at the office or agency of the Company maintained for that purpose pursuant to Section 4.02. Each Security shall be dated the date of its authentication. Unless otherwise specified with respect to a series of Securities in accordance with the provisions of Section 2.01(a)(4), interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03.

Unless otherwise set forth in a Board Resolution or one or more indentures supplemental hereto establishing the terms of any series of any Securities pursuant to Section 2.01, the term “regular record date” as used in this Section 2.03 with respect to a series of Securities shall mean a date 15 days immediately preceding any Interest Payment Date, whether or not such day is a Business Day. Subject to the provisions of this Section 2.03, each Security of a series delivered under this Indenture upon registration of transfer or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Unless otherwise specified with respect to a series of Securities in accordance with the provisions of Section 2.01, any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Security (“Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date, and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below.

(1)                                 The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee funds in an amount equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such funds when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities, or their respective Predecessor Securities, are registered on such special record date and shall not be payable pursuant to the following clause (2).

(2)                                 The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange.

Section 2.04                             Execution and Authentications.

The Securities shall be signed on behalf of the Company by any member of the Board of Directors of the Company or by both (a) its president, chief financial officer or vice president and (b) its secretary, any assistant secretary, its treasurer or any assistant treasurer. Signatures may be in the form of a manual or facsimile signature. In the case of Definitive Securities of any series, such signatures may be imprinted or otherwise reproduced on such Securities. The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication by the Trustee.

A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee or by an Authenticating Agent. Such signature shall be conclusive evidence, and the only evidence, that the Security so authenticated has been duly authenticated and delivered hereunder. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company, with the form of Guarantee, if applicable, thereon executed by any Guarantor thereof, if applicable, to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by an Officer (an “Authentication Order”), and the Trustee in accordance with such written order shall authenticate and deliver such Securities.

Notwithstanding the provisions of Section 2.01 and the preceding paragraph, in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in  accordance with an Authentication Order or such other procedures acceptable to the Trustee as may be specified by or pursuant to a supplemental indenture or the written order of the Company delivered to the Trustee prior to the time of the first authentication of Securities of such series.  With respect to Securities of a series subject to a Periodic Offering, the Trustee conclusively may rely and shall be fully protected in relying upon:

(a)                                 A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;

(b)                                 an executed supplemental indenture, if any;

(c)                                  an Officer’s Certificate delivered in accordance with Section 13.06; and

(d)                                 an Opinion of Counsel which shall state:

(1)                                 that the form of such Securities has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture;

(2)                                 that the terms of such Securities have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and

(3)                                 that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Securityholders.

Section 2.05                             Transfer and Exchange.

(a)                                 Registration of Transfer and Exchange.  The Company shall keep, or cause to be kept, at its office or agency designated for such purpose as provided in Section 4.02, a register or registers (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as provided in this Article II and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and the transfer of Securities as herein provided shall be appointed as authorized by Board Resolution (the “Security Registrar”).  If the Company fails to appoint or maintain another entity as Security Registrar, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Security Registrar.

To permit registrations of transfers and exchanges, the Company shall execute a new Security or Securities of the same series as the Security presented for a like aggregate principal amount and in authorized denominations, and any Guarantor thereof, if applicable, shall execute the form of Guarantee or Guarantees thereon, and the Trustee shall authenticate and deliver such Security or Securities upon receipt of an Authentication Order. The Trustee shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and any Guarantor thereof, if applicable, evidencing the same indebtedness as the Securities surrendered upon such registration of transfer or exchange. Prior to such due presentment for the registration of a transfer of any Security, the Trustee, the Company, any paying agent and the Security Registrar may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, the Company, the paying agent or the Security Registrar shall be affected by notice to the contrary.

All certifications, Officer’s Certificates and Opinions of Counsel required to be submitted to the Trustee pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile or sent electronically in PDF format, to be followed by delivery of the original document to Trustee within three (3) Business Days of delivery by facsimile or PDF transmission.

(b)                                 Service Charge.  No service charge shall be payable by a holder of a beneficial interest in a Global Security or by a Holder of a Definitive Security for any exchange or registration of transfer of Securities, or for any issue of new Securities in case of partial redemption of any series.  The Company, however, may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than any such taxes or other governmental charge payable upon exchange or registration of transfer pursuant to Sections 2.06, 3.03(b) and 9.04.

(c)                                  Transfer and Exchange of Global Securities.  A Global Security may not be transferred except as a whole by the Depositary for a series of the Securities to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or to another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for a series of the Securities or a nominee of such successor Depositary. If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the provisions of Section 2.11 shall no longer be applicable to the Securities of such series. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of Section 2.11 shall no longer apply to the Securities of such series. In either such event the Company will execute the Definitive Securities of such series, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series, and any Guarantor thereof, if applicable, will execute the form of Guarantees thereon, and subject to this Section 2.05 the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, if applicable, will authenticate and deliver such Definitive Securities in exchange for such Global Security. Upon the exchange of the Global Security of such series for such Definitive Securities of such series, the Global

Security shall be canceled by the Trustee. Such Definitive Securities shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall in writing instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Except as provided in Sections 2.06 and 2.07, a Global Security may not be exchanged for another Security other than as provided in this Section 2.05(c); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.05(d) or (e). The provisions of this Section 2.05(c) are subject to Section 2.11.

(d)                                 Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities of a series shall be effected through the Depositary, in accordance with the provisions of this Indenture, any Board Resolution and any one or more indentures supplemental hereto, and the Applicable Procedures. Beneficial interests in the Restricted Global Securities of a series shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series. Subject to Section 2.05(e)(4), no written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.05(d)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.05(d)(1) above, the transferor of such beneficial interest must deliver to the Security Registrar, as applicable, either:

(A)(1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security of such series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the relevant Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)(1) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the relevant Applicable Procedures directing the Depositary to cause to be issued a Definitive Security of such series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (B)(1) above;

provided that in no event shall Definitive Securities of a series be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security of such series prior to (y) the expiration of the relevant Distribution Compliance Period and (z) the receipt by the Security Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon satisfaction of all the requirements for transfer and exchange of beneficial interests in Global Securities of a series contained in this Indenture, any Board Resolution, or one or more indentures supplemental hereto and the Securities of such series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Securities of such series pursuant to Section 2.05(h).

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security of a series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security of the same series if the transfer complies with the requirements of Section 2.05(d)(2) and the Security Registrar receives a completed certificate in the form of Exhibit A.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security of any series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security of such series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series if the exchange or transfer complies with the requirements of Section 2.05(d)(2) above and the Security Registrar receives a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Security of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred. Beneficial interests in an Unrestricted Global Security of a series cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security of such series.

(e)                                  Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1)                                 Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  If any holder of a beneficial interest in a Restricted Global Security of a series proposes to exchange such beneficial interest for a Restricted Definitive Security of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security of such series, then, upon receipt by the Security Registrar of a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and certificates and opinions of counsel, if applicable, the Trustee, upon receipt of written instructions accompanied by an Officer’s Certificate and an Opinion of Counsel, shall cause the aggregate principal amount of the applicable Restricted Global Security of such series to be reduced accordingly pursuant to Section 2.05(h), and the Company shall execute a Restricted Definitive Security of such series in the appropriate principal amount, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and, upon receipt of an Authentication Order pursuant to Section 2.04, the Trustee shall authenticate and deliver to the Person designated in the instructions such Restricted Definitive Security. Any Restricted Definitive Security of such series issued in exchange for a beneficial interest in a Restricted Global Security of such series pursuant to this Section 2.05(e) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary for such series and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Securities of such series to the Persons in whose names such Securities are so registered. Any Restricted Definitive Security of such series issued in exchange for a beneficial interest in a Restricted Global Security of such series pursuant to this Section 2.05(e)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security of a series may exchange such beneficial interest for an Unrestricted Definitive Security of such series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series only if the Security Registrar receives a completed certificate from such holder in the form of Exhibit A or Exhibit B, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  If any holder of a beneficial interest in an Unrestricted Global Security of a series proposes to exchange such beneficial interest for an Unrestricted Definitive Security of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series, then, upon satisfaction of the conditions set forth in Section 2.05(d)(2), the Trustee, upon receipt of written instructions accompanied by an Officer’s Certificate, shall cause the aggregate principal amount of the applicable Unrestricted Global Security of such series to be reduced accordingly pursuant to Section 2.05(h), and the Company shall execute an Unrestricted Definitive Security of such series in the appropriate principal amount, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate and deliver to the Person designated in the instructions such Unrestricted Definitive Security. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(e)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary for such series and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Securities to the Persons in whose names such Securities are so registered. Any Unrestricted Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.05(e)(3) shall not bear the Private Placement Legend.

(4)                                 Transfer or Exchange of Regulation S Temporary Global Securities. Notwithstanding the other provisions of this Section 2.05, a beneficial interest in the Regulation S Temporary Global Security of a series may not be (A) exchanged for a Definitive Security of such series prior to (y) the expiration of the Distribution Compliance Period with respect to such series, unless such exchange is effected by the Company, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S, and (z) the receipt by the Security Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a U.S. person (as such term is defined in Regulation S) or for the account or benefit of a U.S. person, other than an initial purchaser of such Regulation S Temporary Global Security, or a Person who takes delivery thereof in the form of a Definitive Security of such series prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or 904.

(f)                                   Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1)                                 Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security of a series proposes to exchange such Security for a beneficial interest in a Restricted Global Security of such series or to transfer such Restricted Definitive Securities of such series to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security of such series, then, upon receipt by the Trustee of the following documentation:

(A) if the Holder of such Restricted Definitive Security of such series proposes to exchange such Security for a beneficial interest in a Restricted Global Security of such series, a completed certificate from such holder in the form of Exhibit B; or

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, a completed certificate to that effect set forth in Exhibit A, the Trustee shall cancel the Restricted Definitive Security of such series, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security of such series and, in the case of clause (B) above, the 144A Global Security of such series or the Regulation S Global Security of such series as applicable.

(2)                                 Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security of a series may exchange such Security for a beneficial interest in an Unrestricted Global Security of such series or transfer such Restricted Definitive Security of such series to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series only if the Security Registrar receives a completed certificate from such Holder in the form of Exhibit A or Exhibit B, as applicable, and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon receipt of evidence of the satisfaction of the conditions of any of the subparagraphs in this Section 2.05(f)(2), the Trustee shall cancel the Restricted Definitive Securities of such series so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security of such series.

(3)                                 Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security of a series may exchange such Security for a beneficial interest in an Unrestricted Global Security of such series or transfer such Definitive Securities of such series to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause or be increased the aggregate principal amount of one of the Unrestricted Global Securities of such series. If any such exchange or transfer from a Definitive Security of a series to a beneficial interest is effected pursuant to subparagraphs (2) or (3) of this Section 2.05(f) at a time when an Unrestricted Global Security of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the principal amount of Definitive Securities of such series so transferred.

(g)                                  Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon written request by a Holder of Definitive Securities of a series and such Holder’s compliance with the provisions of this Section 2.05(g), the Trustee shall register the transfer or exchange of

Definitive Securities of such series pursuant to the provisions of Section 2.05(a). In addition to the requirements set forth in Section 2.05(a), the requesting Holder shall provide any additional certifications, documents, and information, as applicable, required pursuant to the following provisions of this Section 2.05(g).

(1)                                 Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security of a series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security of such series if the Trustee receives a completed certificate in the form of Exhibit A, including the certifications, certificates and opinions of counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security of a series may be exchanged by the Holder thereof for an Unrestricted Definitive Security of such series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security of such series if the Security Registrar receives a completed certificate from such Holder in the form of Exhibit A or Exhibit B, as applicable and an opinion of counsel in form, and from legal counsel, reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities of a series may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series in accordance with Section 2.05(a). Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities of such series pursuant to the instructions from the Holder thereof.

(h)                                 Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security of a series have been exchanged for Definitive Securities of such series or a particular Global Security of a series has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security of such series shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.08. At any time prior to such cancellation, if any beneficial interest in a Global Security of such series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of such series or for Definitive Securities of such series, the principal amount of Securities of such series represented by such Global Security shall be reduced accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security of such series, such other Global Security shall be increased accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     No Exchange or Transfer.  The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Securities of the same series and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption, or (iii) to register the transfer of or exchange a Security of any series between the applicable record date pursuant to Section 2.01(a)(5) and the next succeeding Interest Payment Date.

(j)                                    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06                             Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute temporary Securities (printed, lithographed or typewritten) of any authorized denomination, and any Guarantor thereof, if applicable, shall execute the Guarantees thereon, and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver such Securities. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security of any series shall be executed by the Company, and, if applicable, with the form of Guarantee thereon executed by the Guarantor thereof, and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Company will execute, and if applicable, the Guarantor thereof will endorse, and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor without charge to the holders, at the office or agency of the Company maintained pursuant to Section 4.02 for the purpose of exchanges of Securities of such series, and the Trustee, upon receipt of an Authentication Order, shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, temporary Securities of any series shall in all respects be valid obligations under this Indenture.

Section 2.07                             Mutilated, Destroyed, Lost or Stolen Securities.

In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company, subject to the next succeeding sentence, shall execute a new Security of the same series, bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and upon the Company’s written request the Trustee, subject to the next succeeding sentence, upon receipt of an Authentication Order, shall authenticate and deliver such Security. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee, upon receipt of an Authentication Order, shall authenticate any such substituted Security and deliver the same. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the Trustee, connected therewith. In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company, instead of issuing a substitute Security, may pay or authorize the payment of the same, without surrender thereof except in the case of a mutilated Security, if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

Every replacement Security issued pursuant to the provisions of this Section 2.07 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude, to the extent lawful, any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08                             Cancellation.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, if surrendered to the Company or any paying agent, shall be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company evidence of the cancellation of Securities by the Trustee. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.09                             Third Party Beneficiaries.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision contained herein.

Section 2.10                             Authenticating Agent.

So long as any of the Securities of any series remain Outstanding, there may be an Authenticating Agent for any or all such series of Securities which either the Trustee or the Company shall have the right to appoint. The Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, including Securities issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be valid obligations for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.  Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company.  The Trustee with the Consent of the Company at any time may, and upon written request by the Company shall, terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, either the Trustee or the Company may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.11                             Global Securities.

(a)                                 General.  If the Company shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute one or more Global Securities that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be registered in the name of the Depositary or its nominee and (iii) shall be delivered to the Trustee as custodian for the Depositary or otherwise delivered pursuant to the Depositary’s instructions, and any Guarantor thereof, if applicable, shall execute the Guarantee or Guarantees thereon, and the Trustee in accordance with Section 2.04 shall authenticate such Global Security or Global Securities.

(b)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream, respectively, in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Securities of such series that are held by Participants through Euroclear or Clearstream.

(c)                                  Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depository.

Section 2.12                             CUSIP Numbers.

The Company in issuing the Securities of a series may use “CUSIP” numbers if then generally in use, and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.13                             Securities Denominated in Foreign Currencies.

Except as otherwise specified pursuant to Section 2.01 for Securities of any series, payment of the principal of, premium, if any, and interest on, Securities of such series denominated in any Foreign Currency will be made in such Foreign Currency.

In the event any Foreign Currency or Currencies in which any payment with respect to any series of Securities may be made ceases to be a freely convertible Currency on United States Currency markets, for any date thereafter on which payment of principal of, premium, if any, or interest on the Securities of a series is due, the Company shall select the Currency of payment for use on such date, all as provided in the Securities of such series, in a Board Resolution or in one or more indentures supplemental hereto. In such event, the Company shall notify the Trustee of the Currency which it has selected to constitute the funds necessary to meet the Company’s obligations on such payment date and of the amount of such Currency to be paid. Such amount shall be determined as provided in the Securities of such series, in a Board Resolution or in one or more indentures supplemental hereto. The payment with respect to such payment date shall be deposited with the Trustee by the Company solely in the Currency so selected.

Section 2.14                             Wire Transfers.

Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment required to be deposited with the Trustee or any Paying Agent on account of principal of, premium, if any, or interest on, the Securities by any method of wire transfer to an account designated in writing by the Trustee or such Paying Agent such that funds are available on or before the date such payment is to be made to the Holders of the Securities in accordance with the terms hereof. If the Company is acting as its own Paying Agent with respect to Securities of any series that are represented by one or more Global Securities, the Company may make any such payment by wire transfer to an account designated in writing by the Depositary for such Securities.

Section 2.15                             Designated Currency.

The Company may provide pursuant to Section 2.01 for Securities of any series that:

(a) the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or Dollars (the “Designated Currency”) as may be specified pursuant to Section 2.01(a)(12) is of the essence and agree that, to the fullest extent possible under applicable law, judgments in respect of Securities of such series shall be given in the Designated Currency;

(b) the obligation of the Company to make payments in the Designated Currency of the principal of, premium, if any, and interest on such Securities shall be discharged, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), only to the extent of the amount in the Designated Currency that the Securityholder receiving such payment, in accordance with normal banking procedures, may purchase with the amount paid in such other Currency after any premium and cost of exchange on the business day in the country of issue of the Designated Currency or in the international banking community immediately following the day on which such Securityholder receives such payment;

(c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and

(d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 2.16                             Form of Guarantee.

The form of any Guarantee shall be set forth on the applicable series of Securities substantially as follows:

GUARANTEE

For value received, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees (i) to the holder of this Security the payment of principal of, premium, if any, and interest on, the Security upon which this Guarantee is set forth in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Security, if lawful, to the holder of such Security and the Trustee on behalf of the Holders and (ii) all amounts owed to the Trustee under the Indenture, in each case in accordance with and subject to the terms and limitations of such Security and Article XIV of the Indenture.  This Guarantee will not become effective until the Trustee or Authenticating Agent duly executes the certificate of authentication on this Security.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated:
[GUARANTOR]

By:
Name:
Title:

ARTICLE III.

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 3.01                             Redemption.

The Company may redeem the Securities of any series issued hereunder on and after the dates and in accordance with the terms established for such series pursuant to Section 2.01.

Section 3.02                             Notice of Redemption.

(a)                                 If the Company desires to exercise such right to redeem all or, as the case may be, a portion of the Securities of any series, the Company shall, or shall instruct the Trustee in writing to, give notice of such redemption to holders of the Securities of such series to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 90 days before the date fixed for redemption of that series to the Trustee and such holders at their last addresses as they shall appear upon the Security Register, unless a shorter period is specified in the Securities to be redeemed.  Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice.  In any case, failure duly to give such notice to the holder of any Security of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Securities of such series or any other series.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with any such restriction.

Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities of that series are to be redeemed and the CUSIP numbers of such series, and shall state that:  (i) payment of the redemption price of such Securities to be redeemed will be made at the office or agency of the Company maintained for such purpose, or, if none, at the Corporate Trust Office of the Trustee, upon presentation and surrender of such Securities; (ii) interest accrued to the date fixed for redemption will be paid as specified in said notice; (iii) from and after said date interest will cease to accrue; and (iv) the redemption is for a sinking fund, if such is the case. If less than all the Securities of a series are to be redeemed, the notice to the holders of Securities of that series to be redeemed in whole or in part shall specify the particular Securities to be so redeemed. In case any Security is to be redeemed in part only, the notice that relates to such Security shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

(b)                                 The Company shall give the Trustee at least 45 days’ written notice, unless a shorter period shall be satisfactory to the Trustee, in advance of the date fixed for redemption as to the aggregate principal amount of Securities of the series to be redeemed.  If less than all the Securities are to be redeemed, the Trustee thereupon shall select from Securities of such series Outstanding not previously called for redemption, in accordance with a method that complies with applicable legal requirements, the rules and procedures of DTC, if applicable, and the requirements, if any, of the Depository and of any stock exchange on which Securities are listed and that the Trustee considers fair and appropriate, which may include selection pro rata or by lot, and that may provide for the selection of a portion or portions equal to $1,000 or any integral multiple thereof of the principal amount of such Securities of such series of a denomination larger than $1,000, the Securities of such series to be redeemed.  The Trustee promptly shall notify the Company in writing of the numbers of the Securities of such series to be redeemed, in whole or in part.

The Company, if and whenever it shall so elect, by delivery of an Officer’s Certificate, may instruct the Trustee or any paying agent to call all or any part of the Securities of a particular series for redemption and to give notice of redemption in the manner set forth in this Section 3.02, such notice to be in the name and at the expense of the Company or its own name, as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Security Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section 3.02.

Section 3.03                             Payment Upon Redemption.

(a)                                 If the giving of notice of redemption shall have been completed as above provided, the Securities or portions of Securities of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, in each case as established pursuant to Section 2.01.  Interest on such Securities or portions of Securities shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof.  On presentation and surrender of such Securities on or after the date fixed for redemption at the place of payment specified in the notice, such Securities shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.01).

(b)                                 Upon presentation of any Security of such series that is to be redeemed in part only, the Company shall execute a new Security of the same series and tenor of authorized denominations in principal amount equal to the unredeemed portion of the Security so presented, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and the Trustee, upon receipt of an Authentication Order, shall authenticate, and the office or agency where the Security is presented shall deliver to the holder thereof, at the expense of the Company, such new Security; except that if a Global Security is so surrendered, the Company shall execute a new Global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered, and any Guarantor thereof, if applicable, shall execute the form of Guarantee thereon, and, upon receipt of an Officer’s Certificate requesting authentication and delivery, the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver to the Depositary for such Global Security, without service charge, such new Global Security.

Section 3.04                             Sinking Fund.

The provisions of Sections 3.04, 3.05 and 3.06 shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.05. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 3.05                             Satisfaction of Sinking Fund Payments with Securities.

The Company (i) may deliver Outstanding Securities of a series other than any Securities previously called for redemption and (ii) may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 3.06                             Redemption of Securities for Sinking Fund.

Not less than 30 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of the series, the portion thereof, if any, that is to be satisfied by payment of cash in the Currency in which the Securities of such series are denominated (except as provided pursuant to Section 2.01), the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.05 and the basis for such credit.  Together with such Officer’s Certificate, the

Company will deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

ARTICLE IV.

CERTAIN COVENANTS

The following covenants shall apply to the Securities, except with respect to any series of Securities for which the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or the form of Security for such series expressly provides that any such covenant shall not apply to such series of Securities:

Section 4.01                             Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the Securities of a series at the time and place and in the manner provided herein and established with respect to such Securities.

Section 4.02                             Maintenance of Office or Agency.

So long as any series of the Securities remain Outstanding, the Company will maintain for such series an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be given or served.  Such designation will continue with respect to each office or agency until the Company, by written notice signed by any Officer and delivered to the Trustee, shall designate some other office or agency for such purposes or any of them.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.  Unless otherwise specified in accordance with Section 2.01 with respect to a series of Securities, the Company initially designates the [•], [•], [•], Attention: [•], acting as the Company’s agent, as the office to be maintained by it for each such purpose.

Section 4.03                             Paying Agents.

(a)                                 The Company, upon written notice to the Trustee accompanied by an Officer’s Certificate, may appoint one or more paying agents, other than the Trustee, for all or any series of the Securities. If the Company fails to appoint or maintain another entity as paying agent, the Trustee shall act as such. The Company or any of its Subsidiaries, upon notice to the Trustee, may act as paying agent.

(b)                                 The Company shall require each paying agent, other than the Company and the Trustee, to agree in writing with the Company, and the Company shall deliver a copy of such agreement to the Trustee, that the paying agent will hold in trust for the benefit of Securityholders or the Trustee all funds held by the paying agent for the payment of principal, premium, if any, or interest on the Securities, and will promptly notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a paying agent to pay all funds held by it to the Trustee.  The Company at any time may require a paying agent to pay all funds held by it to the Trustee.  Upon payment over to the Trustee, the paying agent, if other than the Company, shall have no further liability for the funds. If the Company acts as paying agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all funds held by it as paying agent.

(c)                                  Notwithstanding anything in this Section 4.03 to the contrary, (i) the agreement to hold funds in trust as provided in this Section 4.03 is subject to the provisions of Section 11.06, and (ii) the Company at any time, for the purpose of obtaining the satisfaction and discharge or defeasance of this Indenture or for any other purpose, may  pay, or direct any paying agent to pay, to the Trustee all funds held in trust by the Company or such paying agent, such funds to be held by the Trustee upon the same terms and conditions as those upon which such funds were held by the Company or such paying agent.  Upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such funds.

Section 4.04                             Statement by Officers as to Default.

So long as any of the Securities remain outstanding, the Company will furnish to the Trustee on or before March 31 in each year a certificate, which need not comply with Section 13.06, executed by the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company’s compliance with all covenants and agreements under this Indenture required to be complied with by the Company and the Guarantor, if applicable (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).  Such certificate need not include a reference to any non-compliance that has been fully cured prior to the date as of which such certificate speaks.

The Company shall provide written notice to the Trustee within 30 days of the occurrence of any Event of Default under Section 6.01.

Section 4.05                             Appointment to Fill Vacancy in Office of Trustee.

The Company, whenever necessary to avoid or to fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall be at all times a Trustee hereunder.

ARTICLE V.

SECURITYHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND
THE TRUSTEE

Section 5.01                             Company to Furnish Trustee Names and Addresses of Securityholders.

The Company will furnish or cause to be furnished to the Trustee (a) semi-annually at least seven Business Days before each Interest Payment Date for a series of Securities (and in all events at intervals of not more than six months) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may require in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

Section 5.02                             Preservation of Information; Communications with Securityholders.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b)                                 Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities.  Each Securityholder, by receiving and holding a Security, agrees with the Company, any Guarantor thereof, if applicable, and the Trustee that none of the Company, any Guarantor or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 5.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 5.02(b).

Section 5.03                             Reports by the Company.

(a)                                 So long as any Securities are outstanding, the Company shall file with the Trustee, within 15 days after the Company files with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company files with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.  The Company shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure); provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

(b)                                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.04                             Reports by the Trustee.

(a)                                 The Trustee shall transmit to Securityholders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to Securityholders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b)                                 The Trustee shall comply with Section 313(b) and Section 313(c) of the Trust Indenture Act.

(c)                                  A copy of each Trustee’s report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company, with any stock exchange upon which any Securities are listed, if any,  and with the Commission. The Company will promptly notify the Trustee in writing when any Securities become listed on any stock exchange or delisted therefrom.

ARTICLE VI.

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON
EVENT OF DEFAULT

Section 6.01                             Events of Default.

(a)                                 Whenever used herein with respect to Securities of a particular series, “Event of Default” means any one or more of the following events that has occurred and is continuing, except with respect to any series of Securities for which the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or the form of Security for such series expressly provides that any such Event of Default shall not apply to such series of Securities:

(1)                                 default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(2)                                 default in the payment of all or any part of the principal of or premium, if any, on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(3)                                 default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series; or

(4)                                 default in the performance, or breach, of any covenant or agreement of the Company in respect of the Securities of such series and the related Guarantee (other than a default or breach that is specifically dealt with elsewhere in this Section 6.01), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                                 a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(6)                                 the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

(7)                                 any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series.

Any failure to perform, or breach of, any covenant or agreement of the Company in respect of the Securities of such Series contained in Section 314(a)(1) of the Trust Indenture Act or Section 5.03 shall not be a default or an Event of Default.  Remedies against the Company for any such failure or breach will be limited to liquidated damages as described in the following sentence, and Holders shall not have any right to accelerate the maturity of the Securities of such Series as a result of any such failure or breach.  Instead, if there is such a failure or breach of the Company’s obligation under Section 314(a)(1) of the Trust Indenture Act or Section 5.03 and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all Series affected thereby, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” hereunder, the Company will pay liquidated damages to all Holders of Securities of such Series, at a rate per year equal to 0.25% of the principal amount of such Securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5%

of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.  Any such liquidated damages shall be payable in the same manner and on the same dates as the stated interest payable on the Securities of such Series.  In the event that the Company is required to pay such liquidated damages, the Company shall provide a written notice to the Trustee (and if the Trustee is not the paying agent, the paying agent) no later than five Business Days prior to the payment date for the payment of such liquidated damages (or, if later, five Business Days after the Company becomes aware of its obligation to pay such liquidated damages) setting forth the amount of such liquidated damages to be paid by the Company on such payment date and directing the Trustee (or, if the Trustee is not the paying agent, the paying agent) to make such payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any holder of Securities to determine whether such liquidated damages are payable, or with respect to the nature, extent or calculation of the amount of liquidated damages owed.

(b)                                 If an Event of Default shall have occurred and be continuing in respect of the Securities of a series, in each and every such case, unless the principal of all the Securities of that series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Company and any Guarantor thereof, if applicable, and, if given by such Securityholders, to the Trustee may declare the unpaid principal of all the Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Securities of that series or established with respect to that series pursuant to Section 2.01 to the contrary.

(c)                                  The Trustee shall give to the Securityholders of any series, as the names and addresses of such Holders appear on the Security Register, notice by mail or electronic mail in PDF format of all defaults known to the Trustee that have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section 6.01(c) being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 6.02                             Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                                 The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Securities of a series, or any payment required by any sinking or analogous fund established with respect to that series as and when the same shall have become due and payable, and such default shall have continued for a period of 30 days, or (ii) in case it shall default in the payment of the principal of, or premium, if any, on any of the Securities of a series when the same shall have become due and payable, whether upon maturity of the Securities of a series or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities of that series, the whole amount that then shall have been become due and payable on all such Securities for principal, premium, if any, or interest, or both, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest at the rate expressed in the Securities of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

(b)                                 If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any Guarantor, if applicable, and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor, if applicable, wherever situated.

(c)                                  In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company or any Guarantor, if applicable, or their respective creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and, except as otherwise provided by law, shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Securities of such series allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any funds or other property payable or deliverable on any such claim, and to distribute the same in accordance with Section 6.03.  Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 7.06.

(d)                                 All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Securities of that series, may be enforced by the Trustee without the possession of any of such Securities, or the production thereof at any trial or other proceeding relative thereto.  Any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Securities of such series.

In case of an Event of Default, the Trustee in its discretion or in accordance with the direction of the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.03                             Application of Funds Collected.

Any funds collected by the Trustee pursuant to this Article VI with respect to a particular series of Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such funds on account of principal, premium, if any, or interest, upon presentation of the Securities of that series, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid upon Securities of such series for principal, premium, if any, and interest, in respect of which or for the benefit of which such funds have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

THIRD: To the Company.

Section 6.04                             Limitation on Suits.

No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default; (ii) the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such indemnity and security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such written notice, request and offer of indemnity and security reasonably satisfactory to it, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with such request.

Notwithstanding anything contained herein to the contrary, any other provisions of this Indenture, the right of any holder of any Security to receive payment of the principal of, and premium, if any, and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security or, in the case of redemption, on the redemption date, or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.  By accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders). For the protection and enforcement of the provisions of this Section 6.04, each Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 6.05                             Rights and Remedies Cumulative; Delay or Omission not Waiver.

(a)                                 Except as otherwise provided in Section 2.07, all powers and remedies given by this Article VI to the Trustee or to the Securityholders, to the extent permitted by law, shall be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Securities.

(b)                                 No delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein.  Subject to the provisions of Section 6.04, every power and remedy given by this Article VI or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 6.06                             Control by Securityholders.

(a)                                 The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or be unduly prejudicial to the rights of holders of Securities of any other series at the time Outstanding determined in accordance with Section 8.04. Subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith, by a Responsible Officer or Responsible Officers of the Trustee, shall determine that the proceeding so directed would involve the Trustee in personal liability.

(b)                                 In the case of an Event of Default with respect to a series of Securities, at any time before the principal of the Securities of that series shall have been declared due and payable, the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, determined in accordance with Section 8.04, on behalf of the holders of all of the Securities of such series, by written notice to the Company, any Guarantor thereof, if applicable, and the Trustee, may waive any existing default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the Securities of that series as and when the same shall become due by the terms of such Securities.  Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

(c)                                  At any time after the principal of the Securities of that series shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered as hereinafter provided, the holders of a majority in aggregate principal amount of the Securities of that series at the time Outstanding hereunder, by written notice to the Company, any Guarantor thereof, if applicable, and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has or has caused to be paid or deposited with the Trustee an amount sufficient to pay all matured installments of interest upon all the Securities of that series and the principal of and premium, if any, on any and all Securities of that series that shall have become due otherwise than by acceleration, with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the Securities of that series to the date of such payment or deposit, and (ii) any and all Events of Default under this Indenture with respect to such series, except non-payment of the principal of, premium, if any, or interest on, any of the Securities of that series as a result of such declaration, shall have been remedied or waived. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

(d)                                 In case the Trustee shall have proceeded to enforce any right with respect to Securities of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, any Guarantor thereof, if applicable, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

Section 6.07                             Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Securities by such holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

Section 6.08                             Waiver Of Usury, Stay Or Extension Laws.

Each of the Company and any Guarantor, if applicable, covenant, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and any Guarantor, if applicable, to the extent that it may lawfully do so, hereby expressly waive all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII.

CONCERNING THE TRUSTEE

Section 7.01                             Certain Duties and Responsibilities of Trustee.

(a)                                 In case an Event of Default with respect to the Securities of a series has occurred (that has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all such Events of Default with respect to that series that may have occurred:

(i)                                        the duties and obligations of the Trustee shall with respect to the Securities of such series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities of such series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                          in the absence of bad faith on the part of the Trustee, the Trustee with respect to the Securities of such series may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical computations or other facts, statements and opinions stated therein);

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, determined as provided in Sections 1.01, 6.06, 8.01 and 11.03, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities of that series; and

(4)                                 none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not assured to it under the terms of this Indenture or indemnity and security reasonably satisfactory to it against such risk is not assured.

Section 7.02                             Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 Any request, direction, order, Authentication Order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by an Officer (unless other evidence in respect thereof is specifically prescribed herein).

(c)                                  The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon.

(d)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby.

(e)                                  The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f)                                   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security, other evidence of indebtedness or other papers or documents, but the Trustee, in its discretion, may make such further inquiry into such matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)                                  The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h)                                 The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)                                     The rights, privileges, protections, benefits and immunities given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)                                     The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03                             Trustee not Responsible for Recitals or Issuance of Securities.

(a)                                 The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)                                 The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c)                                  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any funds paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any funds received by any paying agent other than the Trustee.

Section 7.04                             May Hold Securities.

Each of the Trustee, any Authenticating Agent, any paying agent and the Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent or Security Registrar.  However, the Trustee is subject to Sections 7.08 and 7.13.

Section 7.05                             Funds Held in Trust.

Subject to the provisions of Section 11.06, all funds received by the Trustee, until used or applied as herein provided, shall be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any funds received by it hereunder except such as it may agree in writing with the Company to pay thereon.

Section 7.06                             Compensation, Reimbursement and Indemnification.

(a)                                 The Company shall pay to the Trustee, and the Trustee shall be entitled to be paid, such compensation, which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, as the Company and the Trustee from time to time may agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust).  Except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture, including such compensation as has been agreed between the Trustee and the Company from time to time and the expenses and disbursements of its agents, counsel and of all Persons not regularly in its employ, except any such expense or disbursement as may arise from its own negligence or willful misconduct.  The Company shall indemnify the Trustee or any predecessor Trustee (and their officers, agents, directors and employees) for, and shall hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes, other than taxes based upon, measured by or determined by the income of the Trustee, reasonably incurred by the Trustee without negligence or willful misconduct on its part and arising out of or in connection with the acceptance or administration or enforcement of this trust, including the reasonable costs and expenses of defending itself against any claim of liability whether asserted by the Company, a Guarantor, any Holder or any other Person.

(b)                                 The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses and disbursements shall: (i) be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities; and (ii) survive the termination of this Indenture and resignation or removal of the Trustee.

(c)                                  Where the Trustee incurs expenses or renders services in connection with a bankruptcy event of default, such costs and expenses (including reasonable attorneys’ fees and expenses) and the compensation for the services are intended to constitute expenses of administration under applicable Federal or State, bankruptcy, insolvency or other law.

Section 7.07                             Reliance on Officer’s Certificate.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter, unless other evidence in respect thereof be herein specifically prescribed, in the absence of negligence or willful misconduct on the part of the Trustee, may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.08                             Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 7.09                             Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Affiliate of the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10                             Resignation and Removal; Appointment of Successor.

(a)                                 The Trustee or any successor hereafter appointed may resign at any time with respect to the Securities of one or more series by giving a written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders of such series, as their names and addresses appear upon the Security Register.  Upon receiving such notice of resignation, the Company promptly shall appoint a successor trustee with respect to Securities of such series.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the retiring Trustee resigns, the retiring Trustee, at the expense of the Company, or the Company may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of such series, or any Securityholder of that series who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any one of the following shall occur, the Company may remove the Trustee with respect to all or any series of Securities and appoint a successor trustee, or, unless the Trustee’s duty to resign is stayed as provided herein, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, on behalf of that holder and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee if:

(1)                                 the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(2)                                 the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(3)                                 the Trustee shall become incapable of acting, or shall be adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)                                  The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding at any time may remove the Trustee with respect to such series by so notifying the Trustee and the Company and may appoint a successor Trustee for such series with the consent of the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d)                                 Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities of a series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e)                                  Any successor trustee appointed pursuant to this Section 7.10 may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 7.11                             Acceptance of Appointment By Successor.

(a)                                 In case of the appointment hereunder of a successor trustee with respect to all Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.  On the written request of the Company or the successor trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall assign, transfer and deliver to such successor trustee all property and funds held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more but not all series, the Company, the retiring Trustee and each successor trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which:  (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates; (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder.  Upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, and such retiring Trustee shall have no further responsibility with respect to the Securities of that or those series to which the appointment of such successor trustee relates for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture.  Each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor trustee relates.  On the written request of the Company or any successor trustee, such retiring Trustee shall assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and funds held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor trustee relates.

(c)                                  Upon request of any such successor trustee, the Company may execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in Section 7.11(a) or (b), as the case may be.

(d)                                 No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article VII.

(e)                                  Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the successor trustee shall cause a notice of its succession to be transmitted to Securityholders.

Section 7.12                             Trustee’s Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.13                             Preferential Collection of Claims Against the Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall continue to be subject to Section 311(a) of the Trust Indenture Act.

ARTICLE VIII.

CONCERNING THE SECURITYHOLDERS

Section 8.01                             Evidence of Action by Securityholders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of that series in Person or by agent or proxy appointed in writing.

If the Company shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company, at its option, as evidenced by an Officer’s Certificate, may fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.02                             Proof of Execution by Securityholders.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)                                 The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)                                 The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

(c)                                  The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

Section 8.03                             Who May be Deemed Owners.

Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security, whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar, for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.03) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

None of the Company, the Trustee, any paying agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Section 8.04                             Certain Securities Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent of waiver under this Indenture, the Securities of that series that are owned by the Company or any other obligor on the Securities of that series or by an Affiliate of the Company shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.  The Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not an Affiliate. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities of a particular series, if any known by the Company to be owned or held by or for the account of any of the above described Persons and, subject to Sections 7.01 and 7.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such particular series not listed therein are Outstanding for the purpose of any such determination.

Section 8.05                             Actions Binding on Future Securityholders.

At any time prior to the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any holder of a Security of that series that is shown by the evidence to be included in the Securities the holders of which have consented to such action, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, may revoke such action so far as concerns such Security.  Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security.  Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities of that series.

ARTICLE IX.

SUPPLEMENTAL INDENTURES

Section 9.01                             Supplemental Indentures Without the Consent of Securityholders.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, any Guarantor of a series, if applicable, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto which shall conform to the provisions of the Trust Indenture Act as then in effect, without the consent of the holders of any series of Securities, for one or more of the following purposes:

(a)                                 to cure any ambiguity, defect, or inconsistency herein or in the Securities of any series, including making any such changes as are required for this Indenture to comply with the Trust Indenture Act;

(b)                                 to add an additional obligor on the Securities or to add a Guarantor of any outstanding series of debt securities, or to evidence the succession of another Person to the Company or any such Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Guarantor, as the case may be, pursuant to Article X;

(c)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities;

(d)                                 to add to the covenants of the Company for the benefit of the holders of any outstanding series of Securities (and if such covenants are to be for the benefit of less than all outstanding series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any of the Company’s or the Guarantor’s, if applicable, rights or powers herein conferred;

(e)                                  to add any additional Events of Default for the benefit of the holders of any outstanding series of Securities (and if such Events of Default are to be applicable to less than all outstanding series, stating that such Events of Default are expressly being included solely to be applicable to such series);

(f)                                   to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(g)                                  to secure the Securities of any series;

(h)                                 to make any other change that does not adversely affect the rights of any Securityholder of Outstanding Securities in any material respect;

(i)                                     to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.01, to provide which, if any, of the covenants of the Company shall apply to such series, to provide which of the Events of Default shall apply to such series of Securities, to name one or more Guarantors and provide for Guarantees of such series, to provide for the terms and conditions upon which any Guarantee of such series of Securities may be released or terminated, or to define the rights of the holders of such series of Securities;

(j)                                    to issue additional Securities of any series; provided that such additional Securities have the same terms as, and be deemed part of the same series as, the applicable series of Securities issued hereunder to the extent required by Section 2.01(b); or

(k)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee.

Upon the request of the Company, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Company and any Guarantor, if applicable, in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company, any applicable Guarantor and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02                             Supplemental Indentures with Consent of Securityholders.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Securities of each series at the time Outstanding affected by such supplemental indenture or indentures, the Company and a Guarantor, when authorized by Board Resolutions, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture, without the consent of the holders of each Security of such series then Outstanding and affected thereby, shall:  (i) extend a fixed maturity of or any installment of principal of any Securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof; (ii) reduce the rate of or extend the time for payment of interest on any Security of any series; (iii) reduce the premium payable upon the redemption of any Security; (iv) make any Security payable in Currency other than that stated in the Security; (v) impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof (or in the case of redemption, on or after the redemption date); (vi) modify the subordination provisions applicable to any Security or any related Guarantee in a manner materially adverse to the holder thereof or (vii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of this Indenture that has been expressly included solely for the benefit of one or more particular series of Securities, if any, or which modifies the rights of the holders of Securities of such series with respect to suc7h covenant, Event of Default or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.

It shall not be necessary for the consent of Securityholders of a series affected thereby under this Section 9.02 to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company, any applicable Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company shall mail or caused to be mailed a notice thereof by first class mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such supplemental indenture.  Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

Section 9.03                             Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX or Section 10.01, this Indenture shall be and be deemed to be modified and amended with respect to such series in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, any applicable Guarantor and the holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04                             Securities Affected by Supplemental Indentures.

Securities of any series affected by a supplemental indenture and authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 10.01 may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee in accordance with the terms of this Indenture and delivered in exchange for the Securities of that series then Outstanding.

Section 9.05                             Execution of Supplemental Indentures.

Upon the request of the Company, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and, if applicable, upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company and any applicable Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee in its discretion may but shall not be obligated to enter into such supplemental indenture.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.05, the Trustee shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X.

SUCCESSOR

Section 10.01                      Consolidation, Merger and Sale of Assets.

The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(i) either (A) the Company shall be the continuing entity or (B) the successor entity or the Person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company), (1) shall expressly assume all of the obligations of the Company under the Indenture and (2) is an entity treated as a “corporation” for United States tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee, of tax counsel of recognized standing reasonably acceptable to the Trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the United States Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the Securities for new debt instruments for United States federal income tax purposes; and

(ii) no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

To the extent that a Board Resolution or supplemental indenture pertaining to any series provides for different provisions relating to the subject matter of this Article X, the provisions in such Board Resolution or supplemental indenture shall govern for purposes of such series.

Section 10.02                      Successor Person Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any Guarantor, if applicable, the successor Person formed by such consolidation or into or with which the Company or such Guarantor, as the case may be, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named herein as the Company or such Guarantor, as applicable.  In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company, any Guarantor, if applicable, or any successor entity of any of them which shall theretofore have become such in the manner described in this Article X, shall be discharged from all obligations and covenants under this Indenture, the Securities and the Guarantees and may be liquidated and dissolved.

ARTICLE XI.

SATISFACTION AND DISCHARGE

Section 11.01                      Applicability of Article.

If the Securities of a series are denominated and payable only in Dollars (except as provided pursuant to Section 2.01), then the provisions of this Article XI relating to defeasance of Securities shall be applicable except as otherwise specified pursuant to Section 2.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 2.01.

Section 11.02                      Satisfaction and Discharge of Indenture.

If at any time:

(a) the Company or any Guarantor, as applicable, shall have delivered or shall have caused to be delivered to the Trustee for cancellation all Securities of a series theretofore authenticated, other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07, and Securities for whose payment funds or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company or any Guarantor, as applicable, and thereupon repaid to the Company or such Guarantor, as applicable, or discharged from such trust, as provided in Section 11.06; or

(b) all such Securities of a particular series not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company or any Guarantor, as applicable, shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount, in funds or Governmental Obligations sufficient, or a combination thereof sufficient, to pay at maturity or upon redemption all Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Company or such Guarantor, as applicable, shall also pay or cause to be paid all other sums payable hereunder with respect to such series by the Company, then this Indenture shall cease to be of further effect with respect to such series except for the provisions of Sections 2.03, 2.04, 2.05, 2.07, 4.01, 4.02, 4.03, 7.05 and 7.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.06 and 11.06, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such series.

Section 11.03                      Defeasance and Discharge of Obligations; Covenant Defeasance.

(a)                                 If at any time:

(i) all such Securities of a particular series not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 11.02 shall have been paid by the Company or any Guarantor, as applicable, by depositing irrevocably with the Trustee in trust funds or Governmental Obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all such Securities of that series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and

(ii) the Company or any Guarantor, as applicable, shall also pay or cause to be paid all other amounts payable hereunder by the Company with respect to such series,

then, subject to Section 11.03(c), after the date such funds or Governmental Obligations, as the case may be, are deposited with the Trustee, the obligations of the Company and any Guarantor, if applicable, under this Indenture with respect to such series shall cease to be of further effect except, to the extent applicable to each, for the provisions of Sections 2.03, 2.04, 2.05, 2.07, 4.01, 4.02, 4.03, 7.05 and 7.10 hereof that shall survive until such Securities shall mature and be paid.  Thereafter, Sections 7.06 and 11.06 shall survive such satisfaction and discharge.

(b)                                 In addition, each of the Company and any Guarantor, as applicable, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, may elect to have its obligations, to the extent applicable to each, under Section 5.03 and any covenant contained in Article X, and any other covenant contained in the Board Resolution or supplemental indenture relating to such series pursuant to Section 2.01, discharged with respect to all Outstanding Securities of a series, this Indenture and any indentures supplemental to this Indenture insofar as such Securities are concerned (“covenant defeasance”), such discharge to be effective on the date the conditions set forth in clauses (i) through (vi) of Section 11.03(c) are satisfied, and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration of Securityholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be “Outstanding” for all other purposes under this Indenture.  For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of a series, the Company and any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01(a)(4) or otherwise, but except as specified in this Section 11.03(b), the remainder of the Company’s and any Guarantor’s obligations, as applicable, under the Securities of such series, this Indenture, and any indentures supplemental to this Indenture with respect to such series shall be unaffected thereby.

(c)                                  The following shall be the conditions to the application of Section 11.03 to the Outstanding Securities of the applicable series:

(i)                                        the Company or a Guarantor of such series irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company or Guarantor, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, funds or Governmental Obligations sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal of, premium, if any, and interest on the Outstanding Securities of such series due or to become due to the date of maturity or date fixed for redemption, as the case may be, and to pay all other amounts payable by it hereunder with respect to the Outstanding Securities of such series, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such Governmental Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such Governmental Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities of such series;

(ii)                                          the Company or Guarantor, as the case may be, delivers to the Trustee an Officer’s Certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an Opinion of Counsel to the same effect;

(iii)                                           no Event of Default under clauses (1), (2), (3), (5), (6) or (7) of Section 6.01(a) shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

(iv)                                         the Company or Guarantor, as the case may be, shall have delivered to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s or Guarantor’s exercise of either option under this Section 11.03 and will be subject to Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

(v)                                        such defeasance or covenant defeasance shall not (i) cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any Securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

(vi)                                         notwithstanding any other provisions of this Section 11.03, such covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company or Guarantor pursuant to Section 2.01.

After such irrevocable deposit made pursuant to this Section 11.03 and satisfaction of the other conditions set forth herein, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s and Guarantor’s obligations pursuant to this Section 11.03.

Section 11.04                      Deposited Funds to be Held in Trust.

All funds or Governmental Obligations deposited with the Trustee pursuant to Sections 11.02 or 11.03 shall be held in trust and shall be available for payment as due, either directly or through any paying agent, including the Company or any Guarantor, as applicable, acting as its own paying agent, to the holders of the particular series of Securities for the payment or redemption of which such funds or Governmental Obligations have been deposited with the Trustee.  The Company or Guarantor, as applicable, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section 11.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Securityholders of Outstanding Securities.

Section 11.05                      Payment of Funds Held by Paying Agents.

In connection with the provisions of Section 11.02 or 11.03, all funds or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company or any Guarantor, as applicable, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such funds or Governmental Obligations.  The Company or Guarantor, as applicable, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to Section 11.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Securityholders of Outstanding Securities.

Section 11.06                      Repayment to the Company or Guarantor.

Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company or any Guarantor, as applicable, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company or Guarantor, as applicable, or if then held by the Company or any Guarantor, as applicable, shall be discharged from such trust; and thereafter, the paying agent and the Trustee shall be released from all further liability with respect to such funds or Governmental Obligations, and the holder of any of the Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or Guarantor for the payment thereof.  Anything in this Article XI to the contrary notwithstanding, subject to Section 7.06, the Trustee shall deliver or pay to the Company or Guarantor, as applicable, from time to time upon written request by the Company or Guarantor, which shall be accompanied by an Officer’s Certificate, any funds or Governmental Obligations (or other property and any proceeds therefrom) held by it as provided in Sections 11.02 or 11.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a defeasance or covenant defeasance, as the case may be, in accordance with this Article XI.

Section 11.07                      Reinstatement.

If the Trustee or paying agent is unable to apply any funds or Governmental Obligations in accordance with Section 11.02 or 11.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any applicable Guarantor’s obligations under this Indenture, any indentures supplemental to this Indenture with respect to the applicable series of Securities and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03, as the case may be, until such time as the Trustee or paying agent is permitted to apply all such funds or Governmental Obligations in accordance with Section 11.02 or 11.03, as the case may be; provided, however, that if the Company or a Guarantor has made any payment of principal, premium, if any, or interest on any Securities of such series following the reinstatement of its obligations as aforesaid, the Company or such Guarantor, as applicable, shall be subrogated to the rights of the holders of such Securities of such series to receive such payment from the funds or Governmental Obligations held by the Trustee or paying agent.

ARTICLE XII.

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

Section 12.01                      No Recourse.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company or any Guarantor or of any predecessor or successor corporation, either directly or through the Company or Guarantor or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or Guarantor or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

Section 13.01                      Effect on Successors and Assigns.

All the agreements of the Company and any Guarantor in this Indenture or the Securities shall bind their respective successors whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.02                      Actions by Successor.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company or any Guarantor shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company or such Guarantor, as applicable.

Section 13.03                      Notices.

Any notice or communication by the Company, a Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier, electronic mail (in PDF format) or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company:	Insmed Incorporated
[•]
[•]
Attention: [•]
Facsimile No.: [•]

If to a Guarantor:	To the address specified in the documentation naming such Guarantor

In either case, with copies to:

Insmed Incorporated
[•]
[•]
Attention: [•]
Facsimile No.: [•]

and

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Glenn Pollner
Facsimile No.: (212) 351-2333

If to the Trustee:	[•]
[•]
[•]
Attention: [•]
Facsimile No.: [•]

The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications, other than those sent to Securityholders, shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if electronically mailed in PDF format; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Securityholder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the Security Register. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed duly given, whether or not the addressee receives it.

Section 13.04                      Governing Law.

This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of laws principles that would require the application of any other law.  This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 13.05                      Treatment of Securities as Debt.

It is intended that the Securities will be treated as indebtedness and not as equity for United States federal income tax purposes.  The provisions of this Indenture shall be interpreted to further this intention.

Section 13.06                      Compliance Certificates and Opinions.

(a)                                 Upon any application or demand by the Company or a Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or such Guarantor shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically dealt with by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)                                 Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include:  (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.07                      Payments on Business Days.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and as set forth in an Officer’s Certificate or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of principal, premium, if any, or interest or principal and premium, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

Section 13.08                      Conflict with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 13.09                      Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.10                      Separability.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 13.11                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, a Guarantor or a Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12                      Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.13                      Consent to Jurisdiction and Service of Process.

The Company and any Guarantor, if applicable, agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture, any Security and any Guarantee or any other document or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York, State of New York, United States of America, irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.

Each of the Company and any Guarantor, if applicable, hereby irrevocably and unconditionally designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, U.S.A. (and any successor entity) as its authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company or such Guarantor, as the case may be.  Said designation and appointment shall be irrevocable.  Nothing in this Section 13.13 shall affect the right of the Holders to serve process in any manner permitted by law or limit the right of the Holders to bring proceedings against the Company or any Guarantor in the courts of any jurisdiction or jurisdictions.  Each of the Company and any Guarantor, if applicable, further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation in full force and effect so long as the Securities are outstanding.  Each of the Company and any Guarantor, if applicable, hereby irrevocably and unconditionally authorizes and directs CT Corporation to accept such service on its behalf.  If for any reason CT Corporation ceases to be available to act as such, each of the Company and such Guarantor agrees to designate a new agent in New York City.

To the extent that the Company or a Guarantor, if applicable, has or hereafter may acquire any immunity from jurisdiction of any court (including any court in the United States, the State of New York or other jurisdiction in which the Company or such Guarantor, or any successor thereof, may be organized or any political subdivisions thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Indenture, the Securities, the Guarantees or any other documents or actions to enforce judgments in respect of any thereof, then each of the Company and such Guarantor hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the extent permitted by law.

Section 13.14                      Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.15                      USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 13.16                      Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XIV.

GUARANTEES

Section 14.01                      Guarantee.

Unless otherwise specified in the terms of a Guarantee of a series of Securities under this Indenture, each person named as a Guarantor of a series of Securities under this Indenture, by being named as a Guarantor of such series of Securities, fully and unconditionally guarantees (i) (A) to each Holder of each Security that is authenticated and delivered by the Trustee and (B)  to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise and (ii) to the Trustee on its behalf all amounts owed to the Trustee under the Indenture, in each case in accordance with the terms of such Security and of this Indenture.  In case of the failure of the Company punctually to make any such payment, each such Guarantor agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

Each Guarantor, by being named as a Guarantor of any series of Securities under this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or any such Guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.  Each such Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in such Guarantee.  Each such Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders of the applicable series of Securities are prevented by applicable law from exercising their respective rights to accelerate the maturity of such Securities, to collect interest on such Securities, or to enforce or exercise any other right or remedy with respect to such Securities, such Guarantor agrees to the Trustee for the account of such Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of such Holders.

Any such Guarantor shall be subrogated to all rights of the holders of the Securities against the Company in respect of any amounts paid by such Guarantor on account of such Security pursuant to the provisions of its Guarantee or this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities of such series issued hereunder shall have been paid in full.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of such Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any holder of such Securities, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Any term or provision of a Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent such Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 14.02                      Execution and Delivery of Guarantees.

Unless otherwise specified in the terms of a Guarantee of a series of Securities under this Indenture, each Guarantee shall include the terms of the Guarantee set forth in Section 14.01 and shall be substantially in the form established pursuant to Section 2.16.  Each Guarantor of any such series hereby agrees to execute its Guarantee, in a form established pursuant to Section 2.16, on each Security authenticated and delivered by the Trustee.

Each such Guarantee shall be executed on behalf of each such Guarantor by any one of its chairman of the Board of Directors, president, vice presidents or other person duly authorized by the Board of Directors of such Guarantor.  The signature of any or all of these persons on a Guarantee may be manual or facsimile.

A Guarantee bearing the manual or facsimile signature of individuals who were at any time the proper officers of such Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of any Security or did not hold such offices at the date of such Guarantee.

The delivery of any Security by the Trustee, after the authentication thereof, shall constitute due delivery of the Guarantee on behalf of a Guarantor and shall bind such Guarantor notwithstanding the fact that the Guarantee does not bear the signature of such Guarantor.  Every Guarantor agrees that its Guarantee set forth in Section 14.01 and in the form of Guarantee established pursuant to Section 2.16 shall remain in full force and effect notwithstanding any failure to execute a Guarantee on any such Security.

Section 14.03                      Release of Guarantee.

Notwithstanding anything in this Article XIV to the contrary, concurrently with the payment in full of the principal of, premium, if any, and interest on Securities of a series, every Guarantor shall be released from and relieved of its obligations under this Article XIV with respect to the Securities of such series.  Upon the delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of each Guarantor from its obligations under this Guarantee.  If any of the obligations to pay the principal of, premium, if any, and interest on such Securities and all other obligations of the Company are revived and reinstated after the termination of this Guarantee, then all of the obligations of each Guarantor under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the principal of, premium, if any, and interest on such Securities are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

Section 14.04                      Subordination of Guarantee.

The obligations of any Guarantor under this Article XIV with respect to the Securities of a series shall be subordinated in right of payment to the extent, if any, provided in the subordination terms set forth in such series of Securities or such Guarantees established pursuant to Section 2.01.

ARTICLE XV.

SUBORDINATION OF SECURITIES

Section 15.01                      Subordination Terms.

The Securities of a series issued hereunder shall be subordinated in right of payment to the extent, if any, provided in the subordination terms with respect to such series of Securities established pursuant to Section 2.01.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

INSMED INCORPORATED

By:
Name:
Title:

[•]
as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF CERTIFICATE OF TRANSFER

Insmed Incorporated

[•]

[•]

Attention:  [•]

[Trustee Name]
[•]
[•]
[•]
Email: [•]
Attention: [•]

Re: [insert description of Securities]

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of                   , among Insmed Incorporated, a Virginia corporation (the “Company”), and [•], a [•], as trustee (the “Trustee”), [as supplemented by that certain supplemental indenture dated as of                   ][and the Board Resolution adopted                     ] (together, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Security or Securities or interest[s] in such Security or Securities specified in Annex A hereto, in the principal amount of $                   in such Security or Securities or interest[s] (the “Transfer”), to                        (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY

1.                                      ☐                                   Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Definitive Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A

Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.                                      ☐                                   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (y) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (z) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904 (b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. person (as such is defined in Regulation S) or for the account or benefit of a U.S. person (other than an initial purchaser of the Securities) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

3.                                      ☐                                   Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                   Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐                                   Such Transfer is being effected to the Company or a subsidiary thereof; or

(c)                                  ☐                                   Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐                                   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)                                 ☐                                   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.

(b)                                 ☐                                   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture and the Securities Act.

(c)                                  ☐                                   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposed to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐ 144A Global Security (CUSIP ), or

	(ii)	☐ Regulation S Global Security (CUSIP ), or

(b)	☐	a Restricted Definitive Security.

2.             After the transfer the Transferee will hold:

(a)	☐	a beneficial interest in the:

	(i)	☐ 144A Global Security (CUSIP ), or

	(ii)	☐ Regulation S Global Security (CUSIP ), or

	(iii)	☐ Unrestricted Global Security (CUSIP ); or

(b)	☐	a Restricted Definitive Security; or

(c)	☐	an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

Insmed Incorporated

[•]

[•]

Attention:  [•]

[Trustee Name]
[•]
[•]
[•]
Email: [•]
Attention: [•]

Attention:  [•]

Re: [insert description of the Securities]

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of                   , among Insmed Incorporated, a Virginia corporation (the “Company”), and [•], as trustee (the “Trustee”) [as supplemented by that certain supplemental indenture dated as of                   ][and the Board Resolution adopted                     ] (together, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to transfer and exchange the Security or Securities or interest[s] in such Security or Securities specified herein, in the principal amount of $                   in such Security or Securities or interest[s] (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security.

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security in an equal principal amount, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)           ☐            Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)           ☐            Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.             Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities.

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)           ☐            Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the: [CHECK ONE] ☐ 144A Global Security or ☐ Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated: